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                                                                    EXHIBIT 99.1

                                [LOGO OF ONEIDA]

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                                  NEWS RELEASE
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PRESS CONTACTS:
Oneida Ltd.  (315) 361- 3000

FOR IMMEDIATE RELEASE

             ONEIDA TO SELL SHERRILL FLATWARE MANUFACTURING FACILITY

ONEIDA, NY- February 15, 2005 - Oneida Ltd. (OTC:ONEI) today announced that it is in final negotiations with respect to an agreement to sell certain assets of its flatware factory operations in Sherrill, N.Y., to Sherrill Manufacturing, Inc. on undisclosed terms. Oneida previously announced on September 9, 2004 that it was ceasing manufacture of flatware at its Sherrill facility.

The sale includes the main manufacturing factory buildings and associated equipment, certain raw materials and supplies. The Oneida name and all other Oneida trademarks, designs and logos will remain the property of Oneida. The sale does not include other Oneida properties such as the Sales Office and Highbridge Road Distribution facility. It also does not include the Knife Plant or any undeveloped land owned by Oneida.

The buyers will operate the Sherrill factory as an independent supplier. Sherrill Manufacturing, Inc. is headed by Gregory Owens who previously headed Oneida's Mexican flatware manufacturing operations and Matthew Roberts who has headed Oneida's New York flatware manufacturing operations.

"We are extremely pleased for Sherrill Manufacturing and for our community. We look forward to our new relationship with Sherrill Manufacturing" stated Peter
J. Kallet, Oneida's Chief Executive Officer.

Mr. Roberts of Sherrill Manufacturing, Inc. said "We would like to express our thanks to local and state government leaders whose assistance helped make this transaction possible. We are focusing on building a diversified manufacturing business offering a wide range of products to Oneida and other key customers."

Oneida Ltd. is a leading source of flatware, dinnerware, crystal, glassware and metal serveware for both the consumer and foodservice industries worldwide.





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Forward Looking Information
With the exception of historical data, the information contained in this Press Release, as well as those other documents incorporated by reference herein, may constitute forward-looking statements, within the meaning of the Federal securities laws, including but not limited to the Private Securities Litigation Reform Act of 1995. As such, the Company cautions readers that changes in certain factors could affect the Company's future results and could cause the Company's future consolidated results to differ materially from those expressed or implied herein. Such factors include, but are not limited to: changes in national or international political conditions; civil unrest, war or terrorist attacks; general economic conditions in the Company's own markets and related markets; difficulties or delays in the development, production and marketing of new products; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; inability of the Company to maintain sufficient levels of liquidity; failure of the Company to obtain needed waivers and/or amendments relative to its financing agreements; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's key executives, major customers or suppliers; underutilization of or negative variances at some or all of the Company's plants and factories; the Company's failure to achieve the savings and profit goals of any planned restructuring or reorganization programs; international health epidemics such as the SARS outbreak; the impact of changes in accounting standards; potential legal proceedings; changes in pension and medical benefit costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.